Exhibit 10.12





                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") is entered into as of the 18th day of October, by and between Globus Wireless, Ltd.., a Nevada corporation (the "Debtor") and Aztec Components, Inc., a California corporation (the "Secured Party").

     1. Creation of Security Interest. In consideration for one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by the Secured Party to or for the account of the Debtor, directly or indirectly, as principal, guarantor or otherwise, including without limitation the loan and other accommodations incident to that certain Secured Convertible Promissory Note dated October 18, 2000 in the principal amount of up to Five Million Dollars ($5,000,000) between the Debtor and the Secured Party (the "Note") and that certain Agreement for Sale of Manufactured Goods, dated October 18, 2000 between the Debtor and the Secured Party (the "Sale Agreement"), the Debtor hereby grants to Secured Party a continuing first priority security interest in the Collateral described in Section 2, to secure the prompt payment, performance and observance of any and all indebtedness, liabilities, obligations and agreements of any kind of the Debtor to Secured Party, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising under any guarantee, endorsement or undertaking which the Secured Party may make or issue to others for the Debtor's account, whether arising directly or acquired from others, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed, including without limitation, charges, commissions, interests, expenses, fees, costs and reasonable attorneys' fees chargeable to Secured Party in connection with any or all of the foregoing (all of the foregoing being herein referred to, jointly and severally, as the "Obligations").

     2. Description of Collateral. The Collateral is described as follows:
        -------------------------

        a) 110,000 Motorola Vader V-3620 Handset boxed units;



        b) 340,000 Motorola Profile-300 Handset boxed units;



        c) 280,000 Motorola DPC-650 Handset boxed units; and

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        (d) All proceeds of any kind of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss of or damage to any of the foregoing.

     3. Term of Security Agreement. This Agreement shall continue, and Secured Party shall retain its security interest in the Collateral, until (a) payment in full of all amounts due under or by virtue of the Note, the Sale Agreement and any provision of this Agreement, and (b) the full performance and discharge of all Obligations.

     4. Representations and Warranties. The Debtor represents and warrants to the Secured Party that (a) the Debtor owns or will own the Collateral free and clear of all liens, charges, options, encumbrances, rights or interests of others of any kind except the security interest created by this Agreement, (b) the Debtor has the absolute and unrestricted right, power, authority and capacity to execute and deliver the Note and the Sale Agreement and to grant a security interest in the Collateral in accordance with the terms of this Agreement, (c) the Debtor will perform all acts necessary to maintain, preserve and protect the Collateral, and will pay, prior to delinquency, any taxes, charges or liens imposed or assessed upon the Collateral, (d) the Debtor will observe and comply with all applicable laws, rules and regulations in its use of the Collateral, except where the failure to do so does not materially adversely affect the Debtor, its business, assets or prospects, (e) this Agreement and the consummation of the transactions contemplated hereunder creates a valid and perfected security interest in the Collateral, securing payment and performance of the Obligations, (f) the Debtor will not assign, sell, lease, transfer, pledge, hypothecate or otherwise dispose of, or encumber or permit any lien on the Collateral, except for Debtor right to sell Collateral in the normal course of its business which Secured Party acknowledges, nor will the Debtor suffer or permit any of the same to occur with respect to the Collateral, without prior written notice and consent of the Secured Party, and (g) the Debtor has made, and will continue to make payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against the Debtor with respect to the Collateral.

     5. Default. The occurrence of any one of the following events or conditions shall constitute a default under this Agreement:

          (a) the Debtor fails to make any payment of principal under the Note within ten (10) days after the same becomes due and payable, which default is not cured within thirty (30) days after written notice thereof, or any other default under the terms of the Note;

          (b) the Debtor fails to make any payment owing under the Sale Agreement within twenty (20) days after the same becomes due and payable, which default is not cured within thirty (30) days after written notice thereof, or any other default under the terms of the Sale Agreement;

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          (c) the Debtor fails to perform or observe any other material provision contained in the Note or the Sale Agreement, or any other agreement executed in connection with the transactions contemplated by the Note or the Sale Agreement, and such default continues for a period of thirty (30) days after receipt of written notice thereof;

          (d) any representation or warranty made in this Agreement, or in any writing furnished by the Debtor to the Secured Party, is false or misleading (taken as a whole) in any materially adverse respect on the date made or furnished; or

          (e) the Debtor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due; or an order, judgment or decree is entered adjudicating the Debtor to be bankrupt or insolvent under the federal Bankruptcy Code; or the Debtor petitions or applies for the appointment of a custodian, trustee, receiver or liquidator of the Debtor, or any substantial parts of the assets of the Debtor; or commences any proceeding relating to the Debtor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding commenced, against the Debtor and either
     (A) the Debtor by any act indicates its approval thereof or (B) such petition, application or proceeding is not dismissed within 60 days.

     6. Secured Party's Remedies. Upon default as specified in section 5, Secured Party may, at its option, exercise any one or more of the following rights:

          (a) declare all unpaid principal and any other amounts owed under the
     Note immediately due and payable;

          (b) exercise its rights and remedies under the California Commercial Code or any other applicable law as a secured creditor having a security interest in the Collateral, and in particular, sell all or any part of the Collateral at one or more public or private sales, on at least thirty (30) days' prior notice and otherwise in a commercially reasonable manner and upon reasonable terms and conditions, taking into account all the circumstances; and

          (c) exercise any and all further rights or remedies of Secured Party under the California Commercial Code or any other applicable law.

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     To the extent permitted by law, Debtor hereby waives all requirements for the exercise of any of Secured Party's remedies other than those provided in this Agreement. Secured Party shall be entitled to enforce any of the remedies in this section successively or concurrently. The enforcement of any remedy provided in this section shall not prejudice the right of Secured Party to pursue any other or further remedy which it may have.

     7. Disposition of Proceeds of Sale of Collateral. Secured Party may retain from the proceeds of any sale of the Collateral provided for in Section 6 an amount sufficient to pay any and all amounts due Secured Party under the Note, the Sale Agreement or this Agreement, together with all costs and expenses of preparing for, promoting, conducting and closing the sale, including reasonable attorneys' fees. Secured Party shall then pay any balance of the proceeds to the Debtor, except as otherwise provided by law, subject to the rights of the holder of any then existing lien of which Secured Party has notice.

     8. Estoppel or Waiver. In addition to the specific provisions of Section 6, Secured Party shall have the right to exercise or to refrain from exercising any rights, powers or remedies under the Note or this Agreement successively or concurrently, and this shall not operate to estop or prevent Secured Party from exercising any further or additional right, power or remedy it may have. No act or failure to act on the part of Secured Party under this Agreement shall be deemed or construed to be a waiver of or an election with respect to any right, power or remedy Secured Party has under this Agreement, the Note or the Sale Agreement or that may otherwise be available to Secured Party.

     9. Further Cooperation. The Debtor agrees that upon reasonable request by Secured Party, the Debtor will promptly execute and deliver any documents, and take all additional actions reasonably deemed necessary or desirable by Secured Party to effect the purposes of this Agreement.

     10. Financing Statement.
         -------------------

          (a) Concurrently with the execution and delivery of this Agreement, the Debtor shall execute and deliver a financing statement on Form UCC-1 with respect to the Collateral and shall cause said financing statement to be filed with the Uniform Commercial Code Division of the Office of the Nevada Secretary of State and any other office in any jurisdiction, as necessary to perfect the Collateral. From time to time, as reasonably requested by Secured Party, the Debtor shall execute and deliver to Secured Party such additional documents and instruments as may be necessary to perfect and maintain Secured Party's security interest in the Collateral.

          (b) Upon termination of the security interest provided for herein, Secured Party shall promptly execute and deliver to the Debtor any and all documents (including a termination statement in a form suitable for filing under the Uniform Commercial Code of the State of Nevada) which the Debtor may deem to be necessary or appropriate in order to adequately evidence the termination of such security interest.

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     11. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, all of the other provisions of this Agreement shall nevertheless remain in full force and effect.

     12. Notices. All notices, requests and other communications required or permitted under this Agreement shall be in writing and may be delivered personally or sent by first class mail, postage prepaid and addressed as follows:

         To the Debtor:             Globus Wireless, Ltd.
                                    1955 Moss Court
                                    Kelowna, British Columbia V1Y 9L3


         To the Secured Party:      Aztec Components, Inc.
                                    39 Argonaut, Suite 150
                                    Aliso Viejo, California 92656



Any notice, request or other communication under this Agreement shall be effective when received by the addressee, but if sent by registered or certified mail postage prepaid and addressed as provided above, it shall be effective exactly five (5) business days after deposit in the United States Mail anywhere in the United States. The parties may change their addresses as listed above by giving notice of the new address to the other party in conformity with this Section.

     13. Binding Upon Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     14. Entire Agreement. This Agreement, together with the Note, the Sale Agreement and any related documents dated of even date herewith and any financing statement executed in connection with this Agreement, is intended by the parties as the final, complete and exclusive expression of the terms and conditions of their agreement, and supersedes all prior agreements and representations.

     15. Captions. The captions accompanying each Section of this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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     17. Counterparts. This Agreement may be executed in counterparts, including electronically transmitted counterparts, each of which shall be deemed to be an original and shall be binding on any person who has signed it.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"SECURED PARTY"                             "DEBTOR"

AZTEC COMPONENTS, INC.                      GLOBUS WIRELESS, LTD.


By:                                         By:
  ------------------------------               -------------------------------

                                               Bernie Penner, Chief Executive
  ------------------------------               Officer

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